Exhibit 10(a)(ii)


                                     AMENDED
                                     -------

                              EMPLOYMENT AGREEMENT
                              --------------------

          AMENDED EMPLOYMENT AGREEMENT dated as of February 1, 2002 between AMERICAN MEDICAL ALERT CORP., a New York corporation (the "Company"), with offices located at 3265 Lawson Boulevard, Oceanside, New York 11572, and JACK RHIAN, an individual having an address at 32 Everdell Drive, East Rockaway, New York, 11518 ("Employee").

                              W I T N E S S E T H:

          WHEREAS, the Company has employed the Employee and Employee has been employed by the Company pursuant to "Original Employment Agreement" dated as of January 31, 2000 covering the period from January 31, 2000 ending January 31, 2002, and

          WHEREAS, the Company desires to renew and continue the Employment Agreement and the Employee wishes to continue to be employed by the Company upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby amend the terms of the "Original Employment Agreement" as follows: 1. Employment. The Company hereby renews and continues the employment of the Employee for the period beginning February 1, 2002 through January 31, 2005, unless earlier terminated pursuant to the provisions of the Agreement dated January 31, 2000 and the provisions set forth herein.

          2. Compensation: In consideration of the duties and services to be performed by the Employee hereunder, the Company agrees to pay and the Employee agrees to accept the amounts set forth below:

               (a) A base salary, to be paid on a bi-weekly basis, at the rate of $165,000.00 per annum during the first twelve (12) months; $180,000.00 per annum during the second twelve (12) months and $200,000.00 per annum during the third twelve (12) months;

               (b) As additional compensation, the Employee shall receive additional stock options under the Company Stock Option Plan to purchase up to an additional 80,000 shares of the Company's Common Stock. The term of exercise will be five (5) years from the date of vesting of each installment. As long as the Employee remains employed by the Company hereunder, the options to purchase 30,000 shares shall vest on January 31, 2002 at an exercise price of the closing price as of January 31, 2002; 25,000 shares shall vest on January 31, 2003, at a exercise price of $3.50 per share and 25,000 share shall vest as of January 31, 2004 at an exercise price of $4.00 per share. It is agreed that the provisions of Paragraph 4(b) of the Agreement dated January 31, 2000 with regard to stock options shall apply to the additional options being granted here.


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

          3. Non-Competition: The provisions of Paragraph 8 (a) of the Agreement dated January 31, 2000 shall be modified to expand the term to two (2) years and to increase the geographical area to include any area in which the Company has or has evidenced intention to market its products or services; The provisions of Paragraph 8 (b) shall be modified to extend the period to three (3) years and the provisions of Paragraph 8 (c) shall be modified to extend the period to two
(2) years. It is specifically understood and agreed that the changes being made herein are in consideration of the continued employment, salary adjustments and other benefits being provided to and for the benefit of the employee.

          4. Representations and Warranties of Employee: Paragraph 9 (d) of the aforementioned Agreement dated January 31, 2000, shall include any other written representations or warranties that may have been made by the Employee beyond the representations set forth in Paragraph 9 of said Agreement.

          5. Bonus Compensation Plan: In addition to the base salary, the Employee shall be compensated for the sales and operating results achieved by the Company in accordance with the following schedules:

               (a)  Commencing   as  of  February   1,  2002,   1%  on  EBIT  of
                    $1,000,000.00 to $1,500,000.00;

               (b)  1.5% on EBIT from $1,500,000.00 to $2,000,000.00;

               (c)  3% on EBIT from $2,000,000.00 to $2,500,000.00;

               (d)  4% on EBIT in excess of $2,500,000.00.

               (e) It is further agreed that in the event the Company realizes an EBIT of $3,000,000.00 or more in calendar year 2003 or calendar year 2004, the Company will provide the employee with an option to purchase an additional 25,000 shares of Common Stock of the Company at a price of $3.50 per share pursuant to Paragraph 2 (c) of this Agreement.

               Any commissions that may be due and owing to the Employee pursuant to the aforesaid schedule shall be paid within ninety (90) days from the end of the fiscal year.

          6. (A) Death: In the event of the death of the Employee during the term of this Agreement, the Agreement and the Employment shall terminate as of the date of death. The Company agrees to pay to the Estate of the Employee an amount equal to the equivalent of four (4) months of the Employees base salary during the first year of this Agreement; Eight (8) months in the event the Employee died during the second year of this Agreement; or Twelve (12) months in the event the Employee died during the third year of this Agreement. The base salary shall be the salary in effect at the time of death.

               (B) Disability: In the event that Employee shall be, in the sole judgment of the Company, unable to perform because of illness or incapacity, physical or mental, the duties and services to be performed by him hereunder for a period of one hundred eighty (180) consecutive days or an aggregate period of more that one hundred eighty (180) days in any

12-month period, the Company may terminate this Agreement after the expiration of such period. Upon such termination, Employee shall be entitled to receive the base salary provided by paragraph 4(a), and the additional benefits, if any, provided by paragraph 4(f) hereof for an additional one (1) year period from the date of termination.

          7. Termination: In addition to the provisions set forth in Paragraph 10 of the aforementioned Agreement dated January 31, 2000, it is agreed that in the event there is a "change of control" the following provisions will apply.

               (A) After a Change in Control (as hereinafter defined) has occurred, Employee may terminate his employment at any time upon written notice to the Company within six (6) months after he has obtained actual knowledge of the occurrence of any of the following events:

                    (i) Failure to elect or appoint, or re-elect or re-appoint, Employee to, or removal of Employee from, his office and/or position with the Company as constituted prior to the Change in Control, except in connection with the termination of Employee's employment pursuant to Section 10(a) of "Original Employment Agreement";

                    (ii) A reduction in Employee's overall compensation (including any reduction in pension or other benefit programs or perquisites) or a material adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to Employee's position with the Company as referred to in Section 2 of Original Agreement;

                    (iii) A determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, functions or duties attached to his position with the Company as referred to in Section 2 of Original Agreement, and the situation is not remedied within sixty (60) days after receipt by the Company of written notice from Employee of such determination;

                    (iv) A breach by the Company of any provision of this Agreement not covered by clauses (i), (ii) or (iii) of Section 7(A) herein, which is not remedied within sixty (60) days after receipt by the Company of written notice from Employee of such breach;

                    (v) A change in the location at which substantially all of Employee's duties with the Company are to be performed to a location which is not within a 50-mile radius of the address of the place where Employee is performing services prior to the date of the Change in Control; or

                    (vi) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor.

               An election by Employee to terminate his employment under the provisions of this Section 7(A) shall not be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies Employees right to terminate his employment pursuant to Section 7(A) shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under this Agreement. Employee's continued employment with the Company for any period of time less than six (6) months after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment pursuant to Section 7(A) of the Agreement.

After a Change in Control has occurred, if Employee terminates his employment with the Company pursuant to Section 7(A) or if Employee's employment is terminated by the Company for any reason other than pursuant to Section 10(A) of the Original Agreement, Employee (i) shall be entitled to his base salary in accordance with this Agreement, the additional


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

compensation determined in accordance with this Agreement, and any bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans and the Company's pension and retirement plans and programs, through the date specified in the notice of termination as the last day of Employee's employment by the Company (the "Termination Date") and, in addition thereto, (ii) shall be entitled to be paid in a lump-sum, on the Termination Date, an amount of cash (to be computed, at the expense of the Company, by the independent certified public accountants utilized by the Company immediately prior to the Change of Control (the "Accountants"), whose computation shall be conclusive and binding upon Employee and the Company) equal to [2.99] times Employee's "base amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such lump-sum payment is hereinafter referred to as the "Termination Compensation."

Notwithstanding anything in this Agreement to the contrary, Employee shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company, within ninety (90 days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

It is intended that the "present value" of the payments and benefits to Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed [2.99] times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with Section 280G of the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion that specifically entitles Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensation or any such later payment or benefit.

"Change of Control" as used in this Agreement shall mean the occurrence of any of the following:

                    (i) any "person" or "group" (as such terms are used in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for an employee stock ownership trust (Or any of the trustees thereof), becomes a "beneficial owner" (as such term in used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding, however, any acquisition directly from


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

the company and any merger or consolidation which does not constitute a transaction specified under subparagraph (iv) below.

                    (ii) during any period of not more than two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for the election, by shareholders of the Company of each new director was approved or ratified by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or who were new directors approved by such a vote.

                    (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                    (iv) the shareholders of the Company approve a merger, consolidation or exchange of outstanding shares of the Company with any other company, other than a merger, consolidation or exchange of outstanding shares, which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or exchange of outstanding shares. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Employee participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

          8. Salary Continuation in Event of Termination: The provisions of paragraph 10(b) of the "Original Employment Agreement" dated January 31, 2000, shall be of no further force and effect. The provisions of paragraph 10(c) of said "Original Employment Agreement" shall continue to remain in full force and effect and the words "Initial Employment Period" shall be amended to include the "Renewal Employment Period" pursuant to this Agreement dated as of February 1, 2002.

          9. Reaffirmation of Prior Agreement: It is specifically understood and agreed that except for the modifications set forth in this agreement, the terms and provisions of the aforementioned "Original Employment Agreement" dated January 31, 2000, shall remain in full force and effect.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Approved Unanimously by the
Compensation Committee                 EMPLOYEE:

on:                                    /s/ Jack Rhian
    ---------------------.             ------------------------------------
                                       Jack Rhian

Refer to minutes:                      COMPANY:

CC minutes, 2/06/02, 5:00 PM
----------------------------           AMERICAN MEDICAL ALERT CORP.

mtng. @ MWE.
----------------------------           BY: /s/ Howard M. Siegel
                                           ---------------------------------
                                           Howard M. Siegel
                                           President and Chief Executive Officer


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